EXHIBIT 10.8
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                            FOURTH AMENDMENT TO THE
                        JONES LANG LASALLE INCORPORATED
                      1997 STOCK AWARD AND INCENTIVE PLAN


      WHEREAS, Jones Lang LaSalle Incorporated (f/k/a LaSalle Partners Incorporated) (the "Company") maintains the 1997 Stock Award And Incentive Plan, as amended (the "Plan").

      WHEREAS, the Company has determined that amending the Plan in certain respects is in the best interest of the Company.

      WHEREAS, Section 10(e) of the Plan provides that the Board of Directors of the Company may at any time and from time-to-time alter, amend, suspend or terminate the Plan in whole or in part, and the Board of Directors have approved the amendment to the Plan set forth herein.

      NOW THEREFORE, the Plan has been amended effective March 15, 2001 as follows:

      1. Section 9(a)(iii) of the Plan is hereby deleted and replaced in its entirety with the following new Section 9(a)(iii):

      (a)(iii) On the first business day following the 1998 annual stockholders' meeting of the Company, each continuing Current Director and each continuing New Director will be granted automatically, without action by the Committee, an Option to purchase 1,000 shares of Stock. On the first business day following each annual meeting of the stockholders' in 1999 and 2000, each non-employee director (other than a New Director) who is continuing service as a member of the Board will be granted automatically, without action by the Committee, an Option to purchase 1,000 shares of Stock. On the first business day following each annual meeting of the stockholders' in 2001 and each year thereafter, each non-employee director (other than a New Director) who is continuing service as a member of the Board will be granted automatically, without action by the Committee, an Option to purchase 5,000 shares of Stock.

      2. Capitalized terms used but not defined in this Amendment shall have the respective meanings assigned to them in the Plan. Except as herein modified, all the terms, conditions and provisions of the Plan are hereby ratified, confirmed and carried forward.